UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 24, 2011
(Date of earliest event reported)

VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34468 (Commission File No.)	37-1333024 (IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Vitacost.com, Inc. (the “Company”) is filing this Current Report on Form 8-K to clarify the restrictions that exist with respect to the Great Hill Entities’ (as defined below) ownership of the Company’s common stock, par value $0.00001 per share (“Common Stock”).  As previously announced on a Form 8-K filed on October 13, 2010, the Company entered into a stockholder agreement (the “Stockholder Agreement”) with Great Hill Investors, LLC, Great Hill Equity Partners III, L.P. and Great Hill Equity Partners IV, L.P. (the “Great Hill Entities”) on October 8, 2010.  The Stockholder Agreement contains certain restrictions with respect to the Great Hill Entities’ ownership of the Company’s Common Stock, including, without limitation, with respect to voting, participation in third-party tender offers, affiliate transactions, board composition, and sales by the Great Hill Entities of their shares of Common Stock in privately negotiated transactions. While the Great Hill Entities are subject to both the restrictions set forth in the Stockholder Agreement (as described more fully below) and the restrictions set forth in Section 203 of the Delaware General Corporation Law, which prohibits for three years certain “business combinations” between a Delaware Corporation and its “interested stockholders”, the Great Hill Entities are not prohibited from acquiring additional shares of the Company’s Common Stock so long as such shares are acquired in accordance with the Company’s insider trading policy. All capitalized terms used and not defined in this Item 7.01 have the respective meanings assigned to them in the Stockholder Agreement.

Voting Restrictions and Obligations

The Stockholder Agreement provides that for a period of seven years (the “Voting Standstill Period”), at such time(s) as the Great Hill Entities and/or its Controlled Affiliates beneficially own more than 30% of the outstanding Common Stock (such amount in excess of 30% of Common Stock, the “Excess Shares”), the Great Hill Entities will vote or furnish a written consent in respect of the Excess Shares in direct proportion to the votes cast or written consents furnished by all Non-Affiliate Holders with regard to each matter submitted by the Company or a third party to the Company’s stockholders for their vote or written consent (the “Proportional Voting Requirement”).

The voting restrictions described above will not apply during such time as:

•
any Person or group (other than the Great Hill Entities or their Controlled Affiliates) become and are the beneficial owner of 15% or more of the outstanding Common Stock with the prior approval of the Majority Independent Board;

•	the Company publicly announces and is a party to a definitive agreement approved by the Majority Independent Board, providing for,

•	a merger, business combination or similar transaction,

•	a restructuring, reorganization, liquidation, dissolution or other similar transaction, or

•	the sale of all or substantially all of the Company’s assets.

In addition, the Proportional Voting Requirement will not apply with respect to certain public proxy or consent solicitations to the extent conducted by a non-Great Hill Entity.

Majority Independent Board

During the Voting Standstill Period, to the fullest extent permitted by law, the Great Hill Entities will take all lawful action to ensure that the Board is composed, at all times, of a majority of Non-Great Hill Directors.

Third-Party Tender Offer Restrictions and Obligations

With respect to any tender offer conducted by a third-party and not approved or recommended by the Majority Independent Board, the Great Hill Entities will not enter into any tender commitment or voting support agreement in respect of the Excess Shares and will cause the Excess Shares to be tendered (or not tendered) in direct proportion to the manner in which all Non-Affiliate Holders tender (or do not tender) their Common Stock.

Restrictions on Affiliate Transactions

For as long as the Great Hill Entities and/or their Controlled Affiliates beneficially own any shares of Common Stock, the Company will not enter into any transactions with the Great Hill Entities and/or their Controlled Affiliates, unless they are approved in advance by the Majority Independent Board.

Great Hill Entities’ Board Representation

During the Voting Standstill Period and during such time as the Great Hill Entities and/or their Controlled Affiliates beneficially own at least 15% of the outstanding Common Stock:

•
the Great Hill Entities have the right to nominate two persons as directors of the Company who are reasonably acceptable to the Company’s Nominating/Corporate Governance Committee (the “Great Hill Designees,” and each, a “Great Hill Designee”); and

•	to the fullest extent permitted by law, the Company has agreed to take certain actions to cause the Great Hill Designees to be nominated and recommended for election to the Board.

If any Great Hill Designee serving as a director dies, resigns, is disqualified or is removed as a director, and the Great Hill Entities are then entitled to designate a Great Hill Designee, the resulting vacancy will be filled by a person nominated by the Great Hill Entities and reasonably acceptable to the Company’s Nominating/Corporate Governance Committee.

The Company will use its reasonable best efforts not to modify the composition of the Board in a manner that would likely result in the elimination or significant diminishment of the rights of the Great Hill Entities specified above.  The foregoing does not limit the Company’s right to increase the number of directors on the Board.

The Company’s obligation to nominate a Great Hill Designee for election as a director of the Company or to fill a vacancy with a successor Great Hill Designee, as described above, will terminate at such time as the Great Hill Entities and/or their Controlled Affiliates cease to beneficially own at least 15% of the outstanding Common Stock.

Private Sale Transfer Restrictions

The Great Hill Entities will provide the Company with written notice at least three business days prior to engaging in a Private Sale to any Person:

•	pursuant to which such Person and/or such Person’s Controlled Affiliates would beneficially own 20% or more of the outstanding Common Stock, or

•	who has publicly announced an intention to:

•	influence or seek control of the Company or the Board, or

•
conduct a proxy or consent solicitation to (i) remove and/or elect the Company’s directors, (ii) amend or modify the Company’s certificate of incorporation or Bylaws, or (iii) submit any stockholder proposal for inclusion in any of the Company’s proxy materials relating to director nominations or controlling or influencing control of the Company or the Board.

Such written notice, to the extent applicable, must include the identity of the proposed transferee, the proposed price per share, a summary of the material terms of the intended sale, and a summary of any agreements between the Great Hill Entities and the proposed transferee with respect to the Company or the Common Stock.

The foregoing summary of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Stockholder Agreement which is attached as Exhibit 10.37 to the Company’s Current Report on Form 8-K filed on October 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 24, 2011

VITACOST.COM, INC.

By:	/s/ Mary L. Marbach
Name:	Mary L. Marbach
Title:	General Counsel and Corporate Secretary